CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion  by reference in this Registration Statement on Form S-1 Amendment #3 of our report dated March 26, 2018 with respect to the audited financial statements of 3am Technologies, Inc. as of May 31, 2017 and 2016 and for the years then ended. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

July 13, 2018